EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated April 23, 2010 with respect to the audited consolidated financial statements of ESP Resources, Inc. for the years ended December 31, 2009 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

December 15, 2010